Exhibit 23.1

Consent for 2002 Form 10-K/A:

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62044) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46234, 333-81707, 333-57773, 333-50667, 033-72372, 333-82081, 333-29541, and 033-62527) of Flowserve Corporation of our reports dated February 3, 2003, except for Note 2 which is as of April 26, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 26, 2004